AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1,  2006
                                                           REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               [GRAPHIC OMITED]


                                    FORM S-8
                  PLACESTATENEW BRUNSWICK SCIENTIFIC CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)

         NEW JERSEY                                      22-1630072
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                        44 TALMADGE ROAD,  P.O. BOX 4005
                          EDISON, NEW JERSEY 08818-4005
                                 (732) 287-1200
                    (Address of Principal Executive Offices)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
       2001 NONQUALIFIED STOCK OPTION PLAN FOR OFFICERS AND KEY EMPLOYEES
                            (Full Title of the Plan)

              JAMES T. ORCUTT, PRESIDENT & CHIEF OPERATING OFFICER
                         44 TALMADGE ROAD, P.O. BOX 4005
                          EDISON, NEW JERSEY 08818-4005
                                 (732) 287-1200
            (Name, Address and Telephone Number of Agent For Service)

                                 With a Copy to:
                             PETER D. HUTCHEON, ESQ.
                        NORRIS, MCLAUGHLIN & MARCUS, P.A.
                                721 ROUTE 202-206
                                  P.O. BOX 1018
                        SOMERVILLE, NEW JERSEY 08876-1018
                                  908-722-0700

                                                [GRAPHIC OMITED]


                         CALCULATION OF REGISTRATION FEE


TITLE OF                                      AMOUNT          PROPOSED MAXIMUM          PROPOSED MAXIMUM    AMOUNT OF
SECURITIES TO                                 TO BE           OFFERING PRICE            AGGREGATE           REGISTRATION
BE REGISTERED                                 REGISTERED (2)  PER SHARE (3)             OFFERING PRICE (3)  FEE

Common Stock, $.0625 par value per share (1)  320,000         $7.46                     $2,387,200          $255.43






                               [GRAPHIC OMITED]


(1) Consists of shares issuable under the New Brunswick Scientific Co., Inc. 2001 Nonqualified Stock Option Plan For Officers And Key Employees (the "Plan").

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on August 29, 2006.

                                EXPLANATORY NOTE

This Registration Statement registers both (i) shares of Common Stock to be offered and sold under the New Brunswick Scientific Co., Inc. 2001 Nonqualified Stock Option Plan For Officers And Key Employees (the "Plan") and (ii) shares of Common Stock acquired under the Plan that that are restricted securities which may be offered and sold from time to time by the purchasers thereof pursuant to the reoffer prospectus included herewith (the "Reoffer Prospectus").

                                TABLE OF CONTENTS





Item  1.     Plan  Information                                           I-1

Item  2.     Registrant  Information  and  Plan  Annual  Information     I-1

Item  3.     Incorporation  of  Documents  by  Reference                II-1

Item  4.     Description  of  Securities                                II-1

Item  5.     Interests  of  Named  Experts  and  Counsel                II-1

Item  6.     Indemnification  of  Directors  and  Officers              II-1

Item  7.     Exemption  from  Registration  Claimed                     II-2

Item  8.     Exhibits                                                   II-2

Item  9.     Undertakings                                               II-2

                                     PART I

     INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.     PLAN  INFORMATION

     Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

ITEM  2.     REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION

     Copies of documents incorporated by reference in Item 3 of Part II of this Registration Statement, and such other documents required to be delivered to employees pursuant to Rule 428(b) (Section 230.428(b)) may be obtained upon written or oral request without charge from the headquarters office of the Company, New Brunswick Scientific Co., Inc., Attn: James T. Orcutt, President & Chief Operating Officer, 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005, (732) 287-1200.

                                     PART II

     INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE


     The following documents filed by New Brunswick Scientific Co., Inc (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(a) The Registrant's Current Reports on Form 8-K, filed January 11, 2006, March 23, 2006, May 4, 2006, May 9, 2006, June 8, 2006 and August 11, 2006.

(b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 22, 2006.

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 1, 2006, filed on May 10, 2006.

(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 2006, filed on August 14, 2006.

(e) The material under the caption "Capital Stock to be Registered" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934 filed with the Commission on April 13, 1973, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-42505).


     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference in this registration statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND COUNSEL

     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF DIRECTORS AND OFFICERS

     Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA"), the Company's Certificate of Incorporation and By-Laws give the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant, unless and only to the extent that the court in such proceeding determines upon application that despite the adjudication of liability, but in view of all circumstances of the case, such officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

     The By-Laws provide that the Company shall indemnify each officer and director of the Company (and each officer and director of another entity who was serving at the request of the Company) who is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, to the fullest extend permitted by law. The By-Laws also provide that costs in defending any action, suit or proceeding referred to above may be paid by the Company in advance of the final disposition thereof under certain circumstances.

     All expenses and liabilities incurred by the Board of Directors in the administration of the Plan shall be borne by the Company. The Board of Directors may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any option granted hereunder.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

The offer and sale by the registrant of the restricted securities being offered for sale pursuant to the Reoffer Prospectus were exempt from registration under the Securities Act of 1933, as amended, in accordance with Section 4(2) thereunder based on the knowledge and the financial sophistication of the Selling Shareholders.

ITEM  8.     EXHIBITS

     *5     Opinion  of  Norris,  McLaughlin  &  Marcus,  P.A.
     *23(a) Consent  of  KPMG  LLP
      23(b) Consent  of  Norris, McLaughlin & Marcus, P.A.
            (included in Exhibit 5)
      24    Power  of  Attorney  (included  on  signature  page)
     __________________________________________________________________________
     *Filed  herewith

ITEM  9.      UNDERTAKINGS


     The  undersigned  Registrant  hereby  undertakes:


1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on this 31 day of August, 2006.

                                 NEW BRUNSWICK SCIENTIFIC CO., INC.
                                (Registrant)

                                 By:        /s/ James T. Orcutt
                                 Name:      James T. Orcutt
                                            ---------------
                                 Title:     President & Chief Operating Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Orcutt (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


SIGNATURE                 TITLE                               DATE
---------                 -----                               ----


/s/ David Freedman      Chairman of the Board,                August 31, 2006
                        Chief Executive Officer
                        (Principal Executive Officer)
                        and Director
David Freedman
--------------

/s/ Adele Lavender      Corporate Secretary                   August 31, 2006
Adele Lavender
--------------


/s/ Thomas Bocchino     Vice President, Finance,              August 31, 2006
                        Treasurer and Chief Financial
                        Officer (Principal Financial Officer
                        / Principal Accounting Officer)
Thomas Bocchino
---------------


/s/ James T. Orcutt     President, Chief Operating Officer     August 31, 2006
                        and Director
James T. Orcutt
---------------

/s/ Jerome Birnbaum     Director                               August 31, 2006
Dr. Jerome Birnbaum
-------------------

/s/ Kenneth Freedman    Director                               August 31, 2006
Kenneth Freedman
----------------

/s/ Ernest Gross        Director                               August 31, 2006
Ernest Gross
------------

/s/ Joel Jaffe          Director                               August 31, 2006
Joel Jaffe
----------

/s/ David Pramer        Director                               August 31, 2006
Dr. David Pramer
----------------

/s/ Peter Schkeeper     Director                               August 31, 2006
Peter Schkeeper
---------------

Daniel S. Van Riper     Director                               August 31, 2006
Daniel S. Van Riper
-------------------